BYLAWS

OF

Black Rock Capital, Inc.

ARTICLE I
Stock

1. Stock Certificates. Certificates indicating ownership of the stock of the corporation (the "stock certificates") shall be issued to each holder of fully paid stock in numerical order. A record of each stock certificate shall be kept in the Corporate Record Book. Each stock certificate shall be signed by the President.

2. Form. The form of the stock certificates shall be fixed and may be changed from time to time by the Board of Directors. Each stock certificate must state on its face the following information:

(a) Name of the issuing corporation;
(b) A statement that the corporation is organized under the laws of the State of Arkansas:
(c) Name of the person to whom shares are issued;
(d) Number and class of shares, and designation of series, if any, that the stock certificate represents; and
(e) Statement of par value of such shares.

3. Transfer. Stock of the corporation shall be transferred on its books only upon the surrender to the corporation of the stock certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered stock certificates shall be can celled, new stock certificates issued to the person entitled thereto, and the transaction recorded in the Corporate Record Book.

4. Lost Certificates. The Board of Directors shall direct a new stock certificate to be issued in place of a stock certificate alleged to have been destroyed or lost if the owner executes an affidavit stating that the subject stock certificate is destroyed or lost, but the Board in its discretion may, as a condition precedent to adding the new certificate, require the owner to give the corporation a bond or security acceptable to the Board as indemnity against any claim that may be made against the stock of the corporation on the stock certificate allegedly destroyed or lost.

5. Restrictions on Transfer. The President and Secretary of the corporation shall have the authority on behalf of the corporation to enter into any contract between the corporation and all of its shareholders including, but not limited to, the following: (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance of testamentary gift), hypothecation or other

disposition of its shares; (b) granting purchase options to the corporation or its shareholders; or (c) requiring the corporation or its shareholders to purchase such shares upon stated contingencies. In addition, any or all such restrictions, options or requirements may be imposed on all shares of the corporation, issued and unissued, upon the unanimous resolution of the Board of Directors and the consent of all shareholders.

6. Payment for Shares. The consideration for issuance of shares shall consist of money paid, labor done or property actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. Shares having a par value may not be issued for consideration less than the par value of such shares. Before the issuance of shares, the Board of Directors must determine that the consideration received or to be received for shares is adequate.

ARTICLE II
Shareholders

1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the first Monday of each year, beginning with the year 2012 at the hour of 9:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as conveniently may be.

2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by (a) the President; (b) any two members of the Board of Directors; or (c) at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the corporation entitled to vote by delivering to the Secretary written demand for a special meeting describing the purpose of the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

3. Notice. Written or printed notice stating the place, day and hour of tile meeting and. in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no fewer than sixty (60) nor more than seventy-five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and no fewer than ten (10) nor more than sixty (60) days before the date of the meeting in all other cases, either personally or by mail, or at the direction of the President or Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer records of the corporation. with postage thereon prepaid. For the purposes of notice of meeting, any annual meeting at which a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted shall be deemed a special meeting. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a shareholder or by the attendance in person of any shareholder at such meeting.

Said written waiver shall be placed in the Corporate Record Book.

4. Place of Meeting. The person or persons calling any annual or special meeting of the shareholders may designate any place, either within or without that State of Arkansas, as the place of said meeting.

5. Quorum. A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. If a quorum exists, action on a matter is approved if the favoring votes exceed opposing votes.

6. Proxies. A shareholder may vote at any meeting of the shareholders by being present in person or by giving a written proxy to any other shareholder.

7. Voting. Each outstanding share of stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. For the passage or adoption of a resolution on any matter submitted to a vote at a meeting of shareholders, an affirmative vote of at least a majority of the shares represented in person or by proxy at such meeting shall be required. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote.

8. Action Without Meeting. Action on proposals to increase the capital stock or bond indebtedness of the corporation may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by all of the shareholders of the corporation. Any other action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent, setting forth the action so taken. shall be signed by the shareholders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted. Any written consent executed by one or more shareholders pursuant to this Paragraph shall be delivered to the corporation and placed in the Corporate Record Book.

ARTICLE III
Directors

1. General Powers. All corporate powers shall be exercised by, and the business affairs managed under the Board of Directors. Each director shall discharge his duties as a director in accordance with the general standards for directors as set forth in the Arkansas Business Corporation Act, as amended.

2. Number, Tenure and Qualifications. The number of directors constituting the Board of Directors shall range from a minimum of one (1) director to a maximum of five (5) directors. as stated in the Articles of Incorporation. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The term of a director elected to fill a vacancy expires at the next annual shareholders' meeting. Each director must be a shareholder of the corporation.

3. Resignation and Removal. A director may resign at any time, effective when written notice of such resignation is delivered to the Board of Directors, its chairman, of the corporation, unless the notice specifies a later date.

4. Vacancies. If a vacancy occurs on the Board of Directors by reason of death or resignation, or if the shareholders fail to fill a vacancy on the Board of Directors at the annual meeting of shareholders of any meeting for the purpose of electing directors, the vacancy may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors.

5. Annual Meeting. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders.

6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of any director. The person or persons authorized to call special meetings may set any place, either within or without the State of Arkansas, as the place for holding any special meeting of the Board of Directors.

7. Notice. Notice of any special meeting shall be given at least two (2) days previous thereto by written or printed notice, stating the date, time and place of the meeting. delivered personally or mailed to each director at his business or home address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A director may waive any notice required by the Bylaws or the Arkansas Business Corporation Act, as amended. provided the waiver is in writing and signed by the director. A director's attendance at or participation in a meeting waives any required notice. The notice of any annual or special meeting of the Board of Directors need not set forth the business to be transacted or the purpose of the meeting.

8. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. A majority of such quorum shall decide any questions that may come before the meeting and such decision shall be the act of the Board of Directors. If a quorum is not present, the meeting may be adjourned from time to time without further notice.

9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote.

10. Compensation. Reimbursement of directors expenses for attendance at meetings of the Board of Directors shall be approved by resolution of the Board. Salary or other compensation, if any, of the directors shall be fixed by the shareholders.

ARTICLE IV
Officers

1. Election. Number and Term of Office. The officers of the corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. It is not mandatory that the offices of Vice-President and Treasurer be filled; and in the event the office of Treasurer is not filled, the duties of the Treasurer shall be assumed by the Secretary. Such other officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

The officers of the corporation shall be elected at the annual meeting of Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office for a term of one year or until his or his successor shall be duly elected and qualified or until his or her death or until he shall resign or shall have been removed. Each officer shall discharge his duties in accordance with the terms set forth in the Arkansas Business Corporation Act, as amended.

2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

3. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the nonce specifies a later effective date and the corporation accepts the future effective date. The Board of Directors may remove any officer at any time with or without cause.

4. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the shareholders and the Board of Directors. He or she may sign certificates of shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5. Vice-President. In the absence of the President or in the event of his or her death or inability or refusal to act, the Vice-President (or, in the event there be more than one Vice President, the Vice-Presidents in the order designated at the time of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, stock certificates and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

6. Secretary. The Secretary shall: (a) keep the minutes of the shareholders meetings and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, stock certificates, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) authenticate records of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned. to him or her by the President or by the Board of Directors.

7. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever; (c) deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (d) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

ARTICLE V
Contracts, Loans, Checks and Deposits

1. Contracts. The President of the corporation may enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation.

2. Checks. Drafts. etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the President or the Secretary or as otherwise determined by resolution of the Board of Directors.

3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the President may select.

ARTICLE VI
Indemnity

The Corporation shall have the power to indemnify its officers, directors, employees and agents, and to purchase and maintain insurance on those parties pursuant to the provisions of the Arkansas Business Corporation Act, as amended. Indemnifications shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstance, as determined by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding: or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so

directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

ARTICLE VII
Dividends

The Board of Directors may from rime to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Arkansas Business Corporation Act, as amended.

ARTICLE VIII
Fiscal Year

The fiscal year of the corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December in each year.

ARTICLE IX
Amendments

The Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of the majority of the directors.

ARTICLE X
Books and Records

The Corporation shall maintain a Corporate Record Book and other necessary books and records at any one of the following locations: the registered office, the office of its principal place of business, the office of its accountant, or the office of its legal counsel. The Corporate Record Book shall contain a record of the shareholders of the Corporation and the number of shares held by each.

CERTIFICATE

I hereby certify that the above constitutes a true and correct copy of the Bylaws of Black Rock Capital, Inc., adopted by the Board of Directors at its organizational meeting on the 15th day of June, 2011.

Alan W. Barksdale, President